EXHIBIT 10.1

Definitive Acquisition and

Stock Exchange Agreement

This Definitive Acquisition Agreement (the "Agreement") is made and entered into as of November 10, 2014, by and among Freedom Energy Holdings, Inc a Maryland corporation herein referred to as the (“Seller”), and Success Holding Group International, Inc. a Nevada corporation herein referred to as the ("Purchaser") (Each of Seller and Purchaser may be referred to as a Party herein and collectively the (“Parties”) and Launch TV Network Company a Virginia corporation herein referred to as the (“Company”).

W I T N E S S E T H:

WHEREAS, Seller owns and desire to sell, transfer, assign and convey to Purchaser 550 shares, which represents Fifty-five percent (55%) of the issued and outstanding shares of common stock (the” Shares”) of the Company, and Purchaser desires to acquire such Shares from Seller in exchange for Common Stock of Purchaser.

WHEREAS, Purchaser is willing to transfer, assign and convey to Seller 500,000 shares of common stock of the Purchaser as consideration for receiving the Shares of the Company (herein after referred to as “Purchaser Shares”) pursuant to a plan of reorganization intended to qualify as a tax-free exchange of stock in accordance with the provisions of Internal Revenue Code Section 368(a)(1)(B).

WHEREAS, Seller acknowledges that in order to facilitate an orderly market for the common stock of the Purchaser, the Seller agrees that the 500,000 shares of Purchaser’s common stock issued to Seller will have a 24 month contractual hold period during which time the Seller will be precluded from selling the 500,000 shares of the Purchaser's common stock in the marketplace (the "Lock-Up Agreement"), and that such Lock-Up Agreement commences from the date of issuance to the Seller of the 500,000 shares of common stock of the Purchaser.

WHEREAS, Purchaser acknowledges that it’s President, Brian Kistler, has a vested interest in both sides of the transaction and is the CEO of the Seller; and

NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used herein, the following terms shall have the following meanings:

1.1 "Assets" shall mean:

(a) all cash of the Company on hand, in any bank, money market account, letters of credit in favor of the Company and all other readily marketable securities or other cash equivalents of the Company all as described in Schedule 1.1 (a) annexed hereto;

(b) all equipment, vehicles, furniture and fixtures, and all other fixed assets owned or leased by the Company, constituting all such items necessary for the continued operation of the Company's business, as described on Schedule 1.1(b) hereto (the "Fixed Assets");

(c) all rights and benefits under all contracts, agreements, leases, licenses, purchase commitments and sales orders to which the Company are a party (collectively, the "Contracts"), constituting all such Contracts which are necessary or beneficial to the operation of the Company's business, as set forth on Schedule 1.1(c) annexed hereto;

(d) any and all other assets of the Company not described above and included on the Balance Sheet (as hereinafter defined), as set forth on Schedule 1.1(d) annexed hereto.

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1.2 "Liabilities" shall mean all accounts payable, notes payable, bank loans payable, and other obligations (including any and all loan obligations, obligations under letters of credit or guarantees, purchase orders, UCC filings or payments due vendors, customers and others) of the Company as described in Schedule 1.2 annexed hereto.

1.3 "Balance Sheet" shall mean the balance sheet of the Company at December 31, 2013, included as part of the Financial Statements (as hereinafter defined).

1.4 The "Effective Date" or the “Closing Date” shall mean on or before November 30, 2014

1.5 "Financial Statements" shall mean certified financial statements by Independent auditors that shall comply with PCAOB, which shall include balance sheets of the Company at December 31, 2013, December 31, 2012, and the income statements of the Company and the statements of changes in shareholder equity along with appropriate financial statements prepared in accordance with generally accepted accounting principles ("GAAP") on an accrual basis for the twelve months ended December 31, 2013 and December 31, 2012. Upon execution of this Agreement, the Company shall within 45 days deliver to Purchaser non-audited financial statements for the years ended December 31, 2012 and December 31, 2013 and for the quarter ending September 30, 2014 in accordance with GAAP.

1.6 The "Shares" shall mean 550 shares of common stock of the Company, which constitutes Fifty-five percent (55%) of the issued and outstanding shares of the common stock of the Company.

1.7 The "Leasing Agreement" shall mean the Lease Agreement if any.

1.8 "Purchaser Shares" shall mean 500,000 shares of restricted common stock of the Purchaser, which is a fully reporting company under the Securities Exchange Act of 1934, as amended, trading under the symbol "SHGR".

ARTICLE II

SALE AND PURCHASE OF SHARES

2.1 Exchange of Shares. Subject to the terms and conditions contained herein below, Seller and Purchaser agree to the following:

(a) Upon Effective Date of this Agreement hereof, Seller shall deliver the Shares to Purchaser at the USA office of the Seller and Purchaser, which happens to be the same address at 531 Airport North Office Park, Fort Wayne, Indiana 46825

(b) Upon Effective Date of this Agreement hereof, Purchaser shall deliver the Purchaser Shares to the Seller at the office of Seller and Purchaser, which happens to be the same address at 531 Airport North Office Park, Fort Wayne, Indiana 46825. For purposes of this Agreement, the Shares and Purchaser Shares to be exchanged shall be held “in escrow” by the Parties until all terms has been met and upon written acknowledgement by both Parties of satisfaction of all terms, the Shares and the Purchaser Shares shall be simultaneously released to the respective Party.

2.2 Future Financing-Left Intentionally Blank

2.3 Capitalization: Capitalization of Purchaser:

 2.4.1 Capitalization – Immediately after fulfillment of the obligations of the Purchaser the Seller shall own 500,000 shares of common Stock of Purchaser and Purchaser shall own 55% of the Company’s common stock

 2.4.2 Issuance of Shares- Purchaser acknowledges that it has the authority to issue said common shares

 2.4.3 Seller understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Purchaser Shares. Purchaser acknowledges that its obligation to issue such Purchaser Shares in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other shareholders of the Purchaser.

 2.4.4 All Purchaser Shares issued under this Article II shall be deemed to be in consideration for delivery of the Seller's Shares.

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ARTICLE III

EFFECTIVE DATE; CLOSING; CONDITIONS TO CLOSING; DELIVERIES

3.1 Effective Date and Closing. The Effective Date of this transaction shall be deemed to be the date that this Agreement is fully executed by all Parties.

3.2 Conditions to Purchaser's Obligation. Purchaser’s obligations hereunder are subject to the satisfaction of the following conditions, any of which may be waived, in whole or in part, by Purchaser in their sole discretion, and Seller shall use their best efforts to cause such conditions to be fulfilled:

(a) Representations and Warranties Correct; Performance of Covenants; Satisfaction of Conditions. The representations and warranties of Seller in this Agreement (including the Exhibits and Schedules annexed hereto) and those otherwise made in writing by or on behalf of Seller in connection with the transactions contemplated by this Agreement shall be true, complete and accurate when made. Seller shall have duly and properly performed, complied with, satisfied and observed each of their respective covenants, agreements, conditions to closing and obligations contained in this Agreement to be performed, complied with, satisfied and observed on or before the date hereof.

(b) Purchase Permitted by Applicable Laws. The exchange of Purchaser Shares for the Shares of the Seller to be transferred to Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation and shall not subject Purchaser to any fine or penalty under or pursuant to any applicable law or governmental regulation.

(c) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by Seller in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser shall have received all such information and such counterpart originals or certified or other copies of such documents as Purchaser may reasonably request.

(d) No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which: seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement; questions the validity or legality of any such transactions; or seeks to recover damages or to obtain other relief in connection with any such transactions.

(e) Due Diligence. The Purchaser shall have completed, it’s due diligence review of the Seller operations on or prior to September 30, 2014, the Seller shall have delivered to the Purchaser, for due diligence purposes, all of the items listed on the Summary of Schedules annexed hereto (the "Due Diligence Materials"). In the event that the Seller does not deliver any item by November 15, 2014, then the Purchaser’s due diligence period as to that item shall be thirty (30) days from the date of delivery.

(f) Approvals and Consents. Seller shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies, domestic or foreign, having jurisdiction over the Company, its assets, this Agreement, the Shares or the transactions contemplated hereby, including, without limitation, the consents of all third parties pursuant to existing material agreements or instruments by which the Company or Seller may be bound, which are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby on the part of the Seller and the Company, at no cost or other adverse consequence to Purchaser, and all thereof shall be in full force and effect as of the date hereof.

(g) Delivery of Shares – The Seller shall delivery to the Seller Agent the Shares, with duly executed stock Powers and all other documents and signatures necessary or appropriate for their transfer to Purchaser upon fulfillment of the Purchasers obligations as contained in this Agreement.

3.3 Conditions to the Obligation of the Seller. The obligation of Seller to consummate the transactions contemplated hereby are subject to the fulfillment of the following conditions, any of which may be waived, in whole or in part, by the Seller in their sole discretion, and Purchaser shall use their best efforts to cause such conditions to be fulfilled:

(a) Representations and Warranties Correct; Performance. The representations and warranties of Purchaser in this Agreement shall be true, complete and accurate when made and Purchaser shall have delivered to Seller a certificate signed by their respective Chief Executive Officers, to such effect. Purchaser shall have duly and properly performed, complied with, satisfied and observed on or before the date hereof each of their covenants, agreements, conditions to closing and obligations contained in this Agreement to be performed, complied with, satisfied and observed, and the Chief Executive Officer of Purchaser shall have delivered to the Seller a certificate signed by them and dated as of the date hereof, to such effect.

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(b) Purchase Permitted by Applicable Laws. The exchange of the Purchaser shares for the Shares shall not be prohibited by any applicable law or governmental regulation.

(c) Delivery of Purchaser Shares. Purchaser shall have delivered the Purchaser Shares to the Purchaser Agent to be held in escrow until all of the conditions of this Agreement are met, and are free and clear of any liens, claims, or encumbrances other than the transfer restrictions set forth in this Agreement.

(d) Approvals and Consents. Purchaser shall have duly obtained all authorizations, including the consent of all of the members of the Board of Directors of the Purchaser, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies, domestic or foreign, having jurisdiction over Purchaser, their assets, this Agreement, the Purchaser Shares or the transactions contemplated hereby, including, without limitation, the consents of all third parties pursuant to existing agreements or instruments by which Purchaser may be bound, which are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby on the part of the Purchaser, at no cost or other adverse consequence to Seller, and all thereof shall be in full force and effect as of the Closing Date and the date hereof, and the Chief Executive Officer of Purchaser shall have delivered to Seller a certificate signed by them dated as of the date hereof, to such effect.

(e) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Seller and its counsel, and Seller shall have received all such information and such counterpart originals or certified or other copies of such documents as Seller may reasonably request.

(f) Delivery of Documents. Purchaser shall have delivered, or cause to be delivered to Seller the following:

(1) Certified copies of Resolutions adopted by the Board of Directors of Purchaser authorizing the transactions contemplated by this Agreement and the issuance of the Purchaser Shares; and

(2) All other consents, agreements or documents required by this Agreement to be delivered by Purchaser, or reasonably requested by Seller, in order to effectuate the Closing.

Seller shall have delivered or cause to be delivered to Purchase the following:

(1) Certified copies of resolutions adopted by the Board of Directors of Seller authorizing the transactions contemplated by this Agreement and the transfer of the 500,000 Shares; and

(2) All other consents, agreements or documents required by this Agreement to be delivered by Seller, including a share certificate evidencing Seller's ownership of the 500,000 Shares, duly executed for transfer with signature medallion guaranteed, in order to effectuate the Closing.

ARTICLE IV

SELLER’S REPRESENTATIONS AND WARRANTIES

4 - Seller hereby represent and warrant to, and agree with, Purchaser as follows:

4.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of Virginia.

4.2 Authority. Seller have full authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of the Company’s respective Certificate of Incorporation, By-Laws or of any indenture, agreement, judgment, decree or other instrument or restriction to which the Company or Seller are a party or by which the Company, Seller, the Shares or any of their assets may be bound or affected, except for the existing ( to be filled in if any agreements exist ) agreements between the Company, and Seller and the existing Lease between the Company and ( landlord agreement see Exhibit A ); the execution and delivery of this Agreement have been and, as of the date hereof and with and Effective Date of November 30, 2014, the consummation of the transactions contemplated hereby will have been, duly authorized, and no authorization or approval, whether of the stockholders or directors of the Company or of governmental bodies or otherwise, will be necessary in order to enable Seller to enter into and perform same; and this Agreement constitutes a valid and binding obligation enforceable against Seller in accordance with its terms.

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4.3 Capitalization. The authorized capital stock of the Company consists of shares of Common Stock, of which 70% of the shares are owned by Seller and 30% of the shares are owned by the original founders of the Company. All of the Shares being purchased by Purchaser owned by Seller, have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Seller or the Company for the purchase or acquisition of any shares of the Company’s Common Stock or Preferred Stock, including, without limitation, the Shares. The Company does not hold any equity interest in any other entity. The Seller shall remain in control of the Company after the Closing and will operate the Company independently from the Purchaser.

4.4 Title to Assets.

(a) The Company has good and marketable title to all of its Assets; and

(b) Except as described in Schedule 4.4 annexed hereto, none of such Assets, the Shares, or the use thereof: (i) is subject to any easements or restrictions or to any mortgages, liens, pledges, charges, bank loans, security interests, encumbrances or encroachments, or to any rights of others of any kind of nature whatsoever, (ii) encroaches or infringes on the property or rights of another or (iii) contravenes any applicable law or ordinance or any other administrative regulation or violates any restrictive covenant or any provision of law; and there are no agreements or arrangements between the Company or Seller and any third person which have any effect upon the Company’s title to or other rights respecting the Assets or the Shares.

4.5 Condition of Property. To the best knowledge of Seller, all of the Assets are suitable for the purposes for which they are used, are in good operating condition and in reasonable repair, free from any known defects, except for (i) normal wear and tear and such minor defects as do not interfere with the continued use thereof or (ii) defects set forth on Schedule 4.5 annexed hereto.

4.6 Patents, Trademarks, Etc. There are no inventions, licenses, patents, patent applications, trademarks, copyrights, trademark or copyright applications or registrations, pending or existing, relating to the Company's products owned by or registered in the name of the Company; and the inventions, patents, licenses, trademarks, tradenames and copyrights, existing or pending, hereto are all such items necessary for the present conduct of the Company’s business, none of which is being contested or, to the best knowledge of Seller, infringed upon; and to the best knowledge of Seller the present conduct of the business of the Company does not infringe upon or violate the patents, trademarks, trade names, trade secrets or copyrights of anyone, nor has the Company or Seller received any notice of any infringement thereof.

4.7 Compliance with Law. To the best knowledge of Seller the Company is not in violation of any laws, governmental orders, rules or regulations to which the Company or any of its properties or businesses is subject.

4.8 Agreements. Annexed hereto as Schedule 1.1(c) is a true and complete list of all contracts, instruments, commitments and agreements, whether oral or written, excluding routine orders for the Company's products, presently in effect to which the Company is a party or to which the Company, the Shares or the Assets are subject, including, without limitation, the following:

(a) any plan or contract or arrangement, oral or written, providing for employment or consulting services, bonuses, commissions, pensions, stock purchase or stock option or other stock rights, deferred compensation, retirement or severance payments, profit sharing, or the like;

(b) any instrument or arrangement evidencing or relating in any way to (i) indebtedness for borrowed money by way of direct loan, purchase money obligation, conditional sale, lease purchase arrangement, guarantee or otherwise, (ii) confession of judgment or agreed judgment, (iii) liens, encumbrances or security interests, (iv) guaranties or indemnification or (v) investments in any person;

(c) any contract containing provisions limiting the freedom of the Company to engage in any business, compete in any line of business or market any particular type of product, in any geographic area or with or to any person;

(d) any license, sublicense, lease or sublease agreement, whether as licensor, sub licensor, licensee, sublicensee, lessor, sublessor, lessee, sublessee or otherwise, or any agreements with dealers, vendors, customers, suppliers, sales representatives, any governmental entity, fund or university, or any agents, marketing representatives, brokers or distributors;

(e) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses, or any joint or other technology development, cooperation or exchange contract or arrangement;

(f) agreements providing for disposition of the business or any assets or shares of the capital stock of the Company; agreements of merger or consolidation to which the Company are a party; or any letters of intent with respect to the foregoing;

(g) contracts requiring the performance of consulting services, software development or modification or other services.

Except as set forth on Schedule 4.8 hereof, each such agreement is a valid and subsisting agreement and in full force and effect, all payments due to or from the Company thereunder have been made, there are no disputes or suits or actions at law or otherwise pending or threatened thereunder and such agreements are the only agreements or arrangements of this nature. True, complete and correct copies of each such agreement have been supplied to Purchaser prior to the date hereof as part of Schedule 1.1 (d).

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4.9 Financial Statements. Within forty-five (45) days after Closing Date of this Agreement, the Company shall deliver to Purchaser the unaudited financial statements for the Company, from inception as true and correct in all material respects. Upon availability the Company shall attach hereto as Schedule 1.5 the unaudited financial statements,. The financial statements have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”). The books and records respectively maintained by the Company upon which the financial statements are based are true and correct in all material respects and accurately reflect the business of the Company. Except to the extent reflected or reserved against in the Balance Sheet, the Company has no liability of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes for any period prior to such date. Except as described in detail on Schedule 4.9, since October 30, 2014, the Company has not taken any of the actions referred to in Article VII of this Agreement.

4.10 Litigation. There are no actions, suits, proceedings or investigations (including any purportedly on behalf of the Company) pending or threatened against or affecting the business or properties of the Company whether at law or in equity or admiralty or before or by any governmental department, commission, board, agency, court or instrumentality, domestic or foreign; nor is the Company operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or other governmental department, commission, board, agency or instrumentality, domestic or foreign. No inquiries have been made directly to the Company or Seller by any governmental agency which might form the basis of any such action, suit, proceeding or investigation, or which might require the Company to undertake a course of action which would involve any expense. No filings have been made by any present or former employee of the Company with the Equal Employment Opportunity Commission or any governmental agency, asserting any claim based on alleged race, gender (including, without limitation, sexual harassment), age or other type of discrimination on the part of the Company.

4.11 Employment Agreements. See Schedule 4.11 annexed hereto.

4.12 Absence of Changes. Except as set forth and attached hereto, since May 31, 2013, the Company has been operated in the ordinary course and there has not been:

(a) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company or any issuance of securities or any rights whatsoever to acquire securities;

(b) any difficulty with its labor relations adversely affecting the business of the Company;

(c) any license, sale, transfer, pledge, lien, security interest, mortgage or other disposition of any tangible or intangible assets other than in the ordinary course of business;

(d) any write-down or write-up of the value of any asset of the Company or any portion thereof;

(e) any change in the accounting methods or practices followed by the Company, in depreciation or amortization policies or rates theretofore adopted by the Company;

(f) any single capital expenditure or commitment therefore by the Company in excess of $5,000, or such capital expenditures in the aggregate in excess of $10,000, for additions to property, plant or equipment of the Company;

(g) any changes in the manner in which the Company extends discounts or credit or otherwise deals with customers, vendors, suppliers, distributors or sales representatives;

(h) any agreement or commitment relating to the sale by the Company of any fixed assets;

(i) any outstanding contract or commitment which will result in any loss to the Company upon completion of performance thereof, or any outstanding contract, bid or sale or service proposal quoting prices which will not result in a normal profit in the ordinary course of business;

(j) any grant by the Company or Seller of any power of attorney (whether revocable or irrevocable) to any person that is or may hereafter be in force for any purpose whatsoever;

(k) the creation of any lien of record or guarantee, or any investment in any person; or

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4.13 Brokers. There has been no broker or finder involved in any manner in the negotiations leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby, and Seller, agrees to indemnify Purchaser against and hold Purchaser harmless from any claim made by any party for a broker’s or finder’s fee or other similar payment based upon any agreements, arrangements or understanding made by Seller.

4.14 Transactions with Affiliates. Except as described in Schedule 4.17 annexed hereto, there are no loans, leases, royalty agreements, employment contracts or any other agreement or arrangement, oral or written, between the Company, on the one hand, and any past or present stockholder, officer, employee, consultant or director of the Company or Seller (or any member of the immediate family of such stockholder, officer, employee, consultant, director or Seller), on the other hand.

4.15 Acquisition of Securities.

(a) Seller is acquiring the Purchaser Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

(b) All subsequent offers and sales of the Purchaser Shares by Seller shall be made in accordance with the Lock-Up Agreement and pursuant to registration of the Purchaser Shares under the Securities Act or pursuant to an exemption from registration.

(c) Seller acknowledges that the Purchaser Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Purchaser is relying upon the truth and accuracy of, and Seller compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Purchaser Shares.

(d) Seller and its advisors, if any, have been furnished with materials relating to the business, finances and operations of Purchaser and materials relating to the offer and sale of the Purchaser Shares which have been requested by Seller. Seller and their advisors, if any, have been afforded the opportunity to ask questions of the Purchaser and have received complete and satisfactory answers to any such inquiries.

(e) Seller understands that the investment in the Purchaser Shares involves a high degree of risk.

(f) Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchaser Shares.

(g) Seller acknowledge and agree that until such time as the Purchaser Shares have been registered under the Securities Act the Purchaser Shares shall bear a restrictive legend in substantially the following form:

THESE SECURITIES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

4.16 No Untrue Representation or Warranty. No representation or warranty made by Seller contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Purchaser by Seller pursuant hereto, or otherwise furnished in writing by Seller in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby, jointly and severally, represent and warrant to the Seller as follows:

5.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.2 Corporate Authority. Purchaser have full authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, would result in a breach, violation or default of any of the terms or provisions of Purchaser’s Certificate of Incorporation, By-Laws or of any indenture, agreement, judgment, decree or other instrument or restriction to which Purchaser is a party or by which Purchaser may be bound or affected; and this Agreement constitutes a valid and binding obligation enforceable against Purchaser in accordance with its terms. The consummation of the transactions contemplated hereby will have been duly authorized by all required corporate action, and no authorization or approval, whether of the stockholders or directors of Purchaser or of governmental bodies or otherwise would be necessary in order to enable Purchaser to enter into and perform its obligations under this Agreement and the transactions contemplated thereby.

5.3 Taxes. The Purchaser has filed, or caused to be filed, with all appropriate governmental agencies all required tax and information returns and have paid, caused to be paid or accrued all taxes (including, without limitation, all income, franchise, sales, excise and use taxes), assessments, charges, penalties and interest shown to be due and payable. The Purchaser has no liability, contingent or otherwise, for any taxes, assessments, charges, penalties or interest, other than amounts adequately reserved for. The Purchaser has not received directly or indirectly notice of, nor is it otherwise aware of an audit or examination; the Company is not a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection of taxes, charges, penalties or interest; nor has any claim for assessment and collection been asserted against the Purchaser directly or indirectly; nor has the Purchaser executed a waiver of any statute of limitations with respect thereto. The Purchaser has paid, or caused to be paid, or adequately reserved for, all applicable corporate franchise taxes, unemployment taxes, payroll taxes, social security taxes, occupation taxes, property taxes, excise taxes and imposts, sales and use taxes, and all other taxes of every kind, character or description required to be paid to the date hereof, and has received no notices and is not otherwise aware, of any deficiencies, adjustments or changes in assessments with respect to any such taxes. The Purchaser has duly filed, or caused to be filed, all reports or returns relating to or covering any such taxes or other charges which are due or required to be filed at the date hereof and no extensions of time are in effect for the assessment of deficiencies for such taxes in respect of any fiscal period.

5.4 SEC Documents, Financial Statements. The Common Stock of Purchaser is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and quoted on the OTC QB under the ticker symbol “SHGT”. Purchaser has filed and is current with all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), with the SEC under the Securities Act of 1933, as amended (the “Act”) (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents").

5.5 No Material Adverse Change. Since the date of the most recently tax filings or SEC Documents, no event has occurred or exists with respect to Purchaser or any of its subsidiaries which would be likely to have, or has had, a material adverse effect on Purchaser and its subsidiaries taken as a whole.

5.6 Brokers. There has been no broker or finder involved in any manner in the negotiations leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby, and Purchaser, jointly and severally, agree to indemnify Seller against and hold Seller harmless from any claim made by any party for a broker’s or finder’s fee or other similar payment based upon any agreements, arrangements or understanding made by Purchaser.

5.7 No Untrue Representation or Warranty. No representation or warranty made by Purchaser contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Seller by Purchaser pursuant hereto, or otherwise furnished in writing by Purchaser in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

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5.8 Acquisition of Securities.

(a) Purchaser is acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

(b) Purchaser and its advisors, if any, have been furnished with materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Purchaser. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

(c) Purchaser understands that its investment in the Shares involves a high degree of risk.

(d) Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares.

(e) Purchaser acknowledges that: (i) the Purchaser Shares have not been and are not being registered under the provisions of the Securities Act and may not be transferred unless (A) subsequently registered thereunder or (B) Purchaser shall have delivered to the Seller an opinion of counsel, or other evidence reasonably satisfactory in form, scope and substance to the Seller, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (ii) any sale of the Purchaser Shares made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Purchaser Shares under circumstances in which the Purchaser, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) except as provided herein, neither the Purchaser nor any other person is under any obligation to register the Purchaser Shares under the Securities Act or to comply with the terms and conditions of any exemption thereunder.

(f) Purchaser acknowledges and agrees that until such time as the Purchaser Shares have been registered under the Securities Act the Purchaser Shares shall bear a restrictive legend in substantially the following form:

THESE SECURITIES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

5.9 Receipt of Financial Statements The Purchaser acknowledge that upon the execution of this Agreement, the Company shall deliver to Purchaser within thirty (30) days the Company's unaudited Financial Statements for the years ended February 28, 2014 and for the period ended August 31,2014 in accordance with GAAP.

ARTICLE VI

COVENANTS

6.1 Further Assurances. Each Party agrees that, at any time after the Closing Date, upon the request of the other Party, it will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the better assuring and confirming to the other Party, its successors and assigns, absolute ownership to the Shares and the Purchaser Shares to be exchanged hereunder.

6.2 Cooperation. The Parties shall cooperate with each other fully with respect to actions required or requested to be undertaken with respect to tax audits, administrative actions or proceedings, litigation and any other matters that may occur after the Closing Date, and each Party shall maintain and make available to the other party upon request all corporate, tax and other records reasonably required or requested in connection with such matters.

6.3 Publicity. The Parties hereto agree that no publicity release or announcement concerning the transactions contemplated hereby shall be issued without the advance approval of the form and substance thereof by the Parties.

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6.4 Restrictive Covenants. The Seller acknowledge that (i) the business activities of the Company will include acquisitions and /or the organic development of the Security, Network, Software and Communication business; (ii) they will have the exclusive responsibility for the operation and growth of the Company; and (iii) the agreements and covenants contained in this Section (6.4) are essential to protect the business interest of the Purchaser and the Company.

Throughout the Employment Period, as defined in the Employment Agreements attached hereto, for Seller, the Seller shall not, directly or indirectly (i) induce or attempt to influence any employee or customer of the Company to leave its employment or terminate its services with the Company, (ii) aid, agree or work as am employee or subcontractor to aid any competitor, customer or supplier of the Company, or its affiliates or in any attempt to hire any person who shall have been engaged by the Company, within the one (1) year period. Preceding such requested aid, or (iii) induce or attempt to influence any person, business entity who was or is a client or is a supplier of the Company.

The Restrictive Covenant will terminate if he Purchaser breaches any of the following acts; (i) Breaches any covenants in Seller Employment Agreements; and (ii) Change of “Control of the Company” shall have deemed to occur if individuals who at the beginning of such period constitute the Board cease for any reason to constitute a least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved by directors representing at least two thirds of the directors then in office who were directors at the beginning of the period; and (iii) involuntary termination of Seller Employment.

ARTICLE VII

CONDUCT OF BUSINESS PENDING THE EFFECTUATION OF ALL TRANSACTIONS FOR CLOSING

Between the date hereof and the consummation of the transactions contemplated herein, and except as otherwise expressly consented to in writing in advance or approved in writing in advance by Purchaser:

7.1 Regular Course of Business. Seller, will cause the Company to carry on its business diligently and substantially in the same manner as heretofore conducted, and shall not permit it to institute any new methods of management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the usual and ordinary course of business and consistent with past practice as limited by the more restrictive provisions of this Agreement, where applicable, or as otherwise specifically contemplated by this Agreement and not in violation thereof.

7.2 Organization. Seller shall preserve the corporate existence and business organization of the Company intact, keep available to Purchaser the key employees of the Company, and preserve for Purchaser their relationships with suppliers, customers, agents and others having business relations with the Company.

7.3 Certain Changes. Except as permitted by this Agreement, without the prior written consent of Purchaser, Seller will not permit the Company to:

(a) Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent);

(b) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Balance Sheet or thereafter incurred in accordance with this Agreement;

(c) Prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

(d) Permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any lien;

(e) Cancel any debts or waive any claims or rights or sell, transfer, or otherwise dispose of any of its properties or assets;

(f) Grant any increase in the compensation of officers or employees, institute or amend any sales compensation plan, severance plan or other arrangement for its officers or employees, or enter into any plan or agreement with respect thereto;

(f) Grant any increase in the compensation of officers or employees, institute or amend any sales compensation plan, severance plan or other arrangement for its officers or employees, or enter into any plan or agreement with respect thereto;

(g) Make any capital expenditures or commitments for additions to or replacement of property, plant, equipment or intangible capital assets in excess of $10,000.

(h) Agree, whether in writing or otherwise, to do any of the foregoing.

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7.4 Contracts. Seller will not permit the Company to enter into any contract or commitment, or purchase any supplies or services or sell any assets, except normal contracts or commitments for the purchase of, and normal purchases of, supplies or services made in the usual and ordinary course of business, consistent with the past practice of the Company, and not in violation of any other more restrictive provision of this Article VII. In addition, and not in limitation of the foregoing, Seller shall not permit the Company to take any actions to modify or amend any of the documents comprising the Assets without the express prior written consent of Purchaser.

7.5 Insurance; Property. Seller will cause the Company to maintain adequate insurance against all ordinary and insurable risks with respect to all property, real, personal and mixed, owned or leased by them; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

7.6 No Default. Seller shall not do any act or omit to do any act, and shall cause the Company not to do any act or omit to do any act, which will cause a breach of any contract or commitment of the Company or which would cause the breach of any representation, warranty or covenant made hereunder.

7.7 Compliance with Laws. Seller will cause the Company to comply with all laws applicable to them and their properties, operations, business and employees.

7.8 Tax Returns. Seller will cause the Company to prepare and file all federal, state, local and foreign tax returns and amendments thereto required to be filed by them. Seller will ensure that Purchaser shall have a reasonable opportunity to review each such return and amendment prior to the filing thereof.

7.9 Maintain Books. Purchaser will cause the Company to maintain their books, accounts and records in accordance with generally accepted accounting principles applied on a consistent with bases. After the transaction described in this document is closed, the Purchaser will take over the maintenance of the all books and records.

ARTICLE VIII

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ARTICLE IX

SURVIVAL; INDEMNIFICATION

9.1 Survival of Representations and Warranties. The representations and warranties set forth in Sections 4.3, 4.4 and 4.6 shall survive and remain in effect following the Closing Date; the representations and warranties set forth in Section 4.17 shall survive and remain in effect through and until the expiration of the applicable statute of limitations periods relating thereto; all other representations and warranties set forth herein shall survive and remain in effect through and until the date which is one year after the Closing Date. Subsequent to the expiration of the respective representations and warranties as set forth in this Section 9.1, no party shall make or assert any claim against the other party on account of or arising out of such representations or warranties.

9.2 Notice of Claim, Assumption of Defense and Settlement of Claims.

(a) Purchaser shall promptly give notice (an “Indemnification Notice”) in accordance with Section 11.1 hereof to Seller (the “Indemnitor”) after Purchaser shall have knowledge of any demands, claims, actions or causes of action (singly, a “Claim” and hereinafter referred to collectively, as “Claims”) which might give rise to a Claim by Purchaser against the Indemnitor, stating the nature and basis of said Claim and the amount thereof, to the extent known. A failure to give notice hereunder shall not relieve the Indemnitor from any obligation hereunder unless such failure to give notice shall materially and adversely affect the Indemnitor’s ability to defend the Claim. After the delivery of an Indemnification Notice certifying that Purchaser has incurred or had asserted against it any liabilities, claims, losses, damages, costs or expenses for which indemnity may be sought in accordance with the terms of this Article IX (the “Damages”), Purchaser shall make a claim in an amount equal to the incurred Damages or asserted Damages, as the case may be (which, in the case of any asserted Damages shall include Purchaser’s reasonably estimated cost of the defense thereof, hereinafter the "Estimated Defense Costs"), and the Indemnitor shall promptly reimburse Purchaser for the Damages for which Purchaser has incurred and not been indemnified.

(b) With respect to any third party Claims made subsequent to the Closing Date, the following procedures shall be observed:

(1) Promptly after delivery of an Indemnification Notice in respect of a Claim, the Indemnitor may elect, by written notice to the Purchaser, to undertake the defense thereof and at the sole cost and expense of the Indemnitor.

(2) Failure by the Indemnitor to notify Purchaser of its election to defend any such action within 20 days after notice thereof shall have been given shall be deemed a waiver by the Indemnitor of their right to defend and settle such action. If the Indemnitor assumes the defense of any such Claim, its obligations hereunder as to such Claim shall be limited to taking all steps necessary in the defense or settlement of such Claim and to holding Purchaser harmless from and against any and all losses, damages, expenses and liabilities awarded in any such proceeding or arising out of any settlement approved by the Indemnitor or any judgment in connection with such Claim.

(3) The Indemnitor shall not, in the defense of any such Claim, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Purchaser of a complete release from all liability in respect of such Claim.

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ARTICLE X

GENERAL PROVISIONS

10.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, sent by email, facsimile transmission or sent by certified, registered or express mail, postage prepaid or overnight delivery by a nationally recognized courier service. Any such notice shall be deemed given when so delivered personally or when sent by facsimile transmission or, if mailed by certified or registered mail, ten (10) days after the date of deposit in the United States mail, postage prepaid or otherwise upon delivery, if addressed:

(a)	In the case of Seller to: Freedom Energy Holdings, Inc. Brian Kistler, CEO 531 Airport North Office Park Fort Wayne, Indiana 46825

(b)	In the case of Purchaser to: Success Holding Group International, Inc Chi Jui (Chris) Hong, CEO 10, No. 46, Sec.4, Zhongxiao East Road Taipei 106, Taiwan, R.O.C.

or to such other address or to such other person as Purchaser, or Seller, shall have last designated by written notice given as herein provided.

10.2 Modification. This Agreement and the Exhibits and Schedules annexed hereto contain the entire agreement between the parties hereto and there are no agreements, warranties or representations which are not set forth herein. All prior negotiations, representations, warranties, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto and dated on or subsequent to the date hereof.

10.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado applicable to agreements made and to be performed entirely within the State. All parties hereto hereby irrevocably consent to the jurisdiction of any State over any action or proceeding arising out of any dispute between any of them, and irrevocably agree, in this regard, not to commence any action or proceeding arising out of any dispute between any of them in any other jurisdiction. All parties further irrevocably consent to the service of process in any such action or proceeding by the mailing of a copy of such process to them, at the address set forth above.

10.4 Binding Effect; Assignment. This Agreement shall be binding upon the parties and inure to the benefit of the successors and assigns of the respective parties hereto; provided, however, that this Agreement and any and all rights hereunder may not be assigned by any party except with the prior written consent of the other parties, which may be withheld for any reason.

10.5 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In the event any document is delivered with a fax signature or by email, a hard copy shall be provided within ten (10) days thereafter. Execution and delivery of this Agreement by exchange of facsimile copies bearing a facsimile signature copies bearing a facsimile signature shall constitute a valid and binding execution and delivery, such facsimile copies shall constitute enforceable and original documents.

10.6 Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

10.7 Transaction Expenses. Except as otherwise provided in this Agreement, the parties hereto shall each be responsible for the payment of (and shall indemnify and hold the Company and other parties hereto harmless against) any and all of its, his or her own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.

10.8 Waiver. The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

10.9 No Agency. This Agreement shall not constitute any party the legal representative or agent of the other, nor shall any party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

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ARTICLE XI

INDEMNIFICATION BY PURCHASER

11.1 (a) Purchaser agrees to indemnify and hold Seller harmless from and against the following: Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by Seller (whether awarded against Seller or paid by Seller in settlement of a claim as provided in Section 11.2 or otherwise suffered), resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant, condition or agreement made by them which is contained in this Agreement or in any statement, attachment, schedule, exhibit or certificate furnished or to be furnished by them to Seller pursuant hereto or in connection with the transactions contemplated hereby; and

(b) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys’ fees) incident to any of the foregoing.

(c) Notwithstanding anything to the contrary in subsection (a) or (b) hereof, no such claim for indemnification hereunder may be asserted until and only to the extent that the aggregate amount of such claim or claims exceeds $10,000.

11.2 Notice of Claim, Assumption of Defense and Settlement of Claims.

(a) Seller shall promptly give notice (an “Indemnification Notice”) hereof to Purchaser (the “Indemnitor”) after Seller shall have knowledge of any demands, claims, actions or causes of action (singly, a "Claim" and hereinafter referred to collectively, as “Claims”) which might give rise to a Claim by Seller against the Indemnitor, stating the nature and basis of said Claim and the amount thereof, to the extent known. A failure to give notice hereunder shall not relieve the Indemnitor from any obligation hereunder unless such failure to give notice shall materially and adversely affect the Indemnitor’s ability to defend the Claim. After the delivery of an Indemnification Notice certifying that Seller have incurred or had asserted against it any liabilities, claims, losses, damages, costs or expenses for which indemnity may be sought in accordance with the terms of this Article XI (the “Damages”), Seller shall make a claim in an amount equal to the incurred Damages or asserted Damages, as the case may be (which, in the case of any asserted Damages shall include Seller reasonably estimated cost of the defense thereof, (the “Estimated Defense Costs”), and the Indemnitor shall promptly reimburse Seller for the Damages for which Seller have incurred and not been indemnified.

(b) With respect to any third party Claims made subsequent to the Closing Date, the following procedures shall be observed:

(1) Promptly after delivery of an Indemnification Notice in respect of a Claim, the Indemnitor may elect, by written notice to the Seller, to undertake the defense thereof at the sole cost and expense of the Indemnitor.

(2) Failure by the Indemnitor to notify Seller of its election to defend any such action within 20 days after notice thereof shall have been given shall be deemed a waiver by the Indemnitor of their right to defend and settle such action. If the Indemnitor assumes the defense of any such Claim, its obligations hereunder as to such Claim shall be limited to taking all steps necessary in the defense or settlement of such Claim and to holding Seller harmless from and against any and all losses, damages, expenses and liabilities awarded in any such proceeding or arising out of any settlement approved by the Indemnitor or any judgment in connection with such Claim.

(3) The Indemnitor shall not, in the defense of any such Claim, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Seller of a complete release from all liability in respect of such Claim.

{Signature page to follow}

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IN WITNESS WHEREOF the parties hereto have duly executed this Agreement the day and date first above written.

By Company:

Launch TV Network Company, Inc.

By:	/s/ Brian Kistler
Brian Kistler
Majority owner

By Seller

By:	/s/ Brian Kistler
Brian Kistler
CEO

By: Success Holding Group International, Inc.

By:	/s/ Chi Jui (Chris) Hong
Chi Jui (Chris) Hong
CEO

By:	/s/ Steve Andrew Chen
Steve Andrew Chen
Chairman

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